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                                  Exhibit 23.1


                   CONSENT OF SCHWARTZ, LEVITSKY, FELDMAN, llp


         The undersigned, Schwartz Levitsky Feldman, llp, hereby consents to the use of our name and use of our Report of Independent Auditors dated March 22, 2000, except fpr Notes 1, 12 and 19 for which date is January 9, 2001, for Thinkpath.com Inc. formerly known as IT Staffing Ltd. (the "Company") as filed with the Company's Registration Statement on Form SB-2, and any amendments thereto, being filed by the Company.


                                              /s/ Schwartz Levitsky Feldman, llp
                                              ----------------------------------
                                                  Schwartz Levitsky Feldman, llp
                                                  Chartered Accountants

January 31, 2001